THIRD AMENDMENT TO
           SECOND AMENDED AND RESTATED LOAN AGREEMENT


     THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Third Amendment") is made as of March __, 2000 by and among BANK OF AMERICA, N.A., a national banking association, BANK ONE, NA, a national banking association, KEYBANK NATIONAL ASSOCIATION, a national banking association, U.S. BANK NATIONAL ASSOCIATION, a national banking association, LASALLE BANK NATIONAL ASSOCIATION, a national banking association, THE BANK OF NOVA SCOTIA, a Canadian chartered bank (each individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (the "Agent"), and SHURGARD STORAGE CENTERS, INC., a Washington corporation ("Borrower").

                            RECITALS

     A. Lenders, Agent and Borrower are parties to that certain Second Amended and Restated Loan Agreement dated as of September 30, 1999 which was amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of September 30, 1999, and by that certain Second Amendment to Second Amended and Restated Loan Agreement dated as of December 16, 1999. Such Loan Agreement, as so amended and as amended from time to time, is referred to in this Third Amendment as the "Loan Agreement."

     B.   The parties hereto are entering into this Third
Amendment to amend certain provisions of the Loan Agreement as set forth herein.

     NOW, THEREFORE, Lenders, Agent and Borrower agree as follows:

                            AGREEMENT

     1. Capitalized Terms. Capitalized terms not otherwise defined in this Third Amendment (including, without limitation, Schedule 6 hereto) shall have the meanings set forth in the Loan
Agreement.

     2.   Amendments to Definitions in Loan Agreement.

          a. The definition of "Available Amount" is amended and restated to read as follows:

               "Available Amount" means, on any date during any Applicable Measurement Period, the lesser of (a) the amount, if any, by which 50% of the Unencumbered Property Value (calculated with respect to the full fiscal quarter immediately preceding the first day of such Applicable Measurement Period) exceeds the Deducted Liabilities as of the end of such fiscal quarter, calculated in accordance with generally accepted accounting principles; and (b) the Commitment in effect as of such date. The "Available Amount" shall be calculated as set forth in the Quarterly Compliance Certificate.

          b.   The following are added as new definitions:

               "Deducted Liabilities" means, as of the end of any fiscal quarter: (i) all Unsecured Liabilities of Borrower and the Consolidated Subsidiaries (other than the Subsidiaries referred to in clauses (ii), (iii) and (iv) of the definition of "Relevant Subsidiaries") then outstanding (including, without limitation, Borrower's obligations with respect to the principal amount then outstanding of all Liabilities of Recom & Co., S.N.C.); less (ii) all obligations referred to in Schedule 6 hereto as such
     Schedule 6 may be amended from time to time with the prior written consent of Majority Lenders and Borrower.

               "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Liabilities of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Liabilities or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Liabilities or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Liabilities of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Liabilities or (d) to otherwise assure or hold harmless the owner of such Liabilities or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Liabilities in respect of which such Guaranty Obligation is made.

               "Liabilities" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retention of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Guaranty Obligations of such Person, (f) the principal portion of all obligations of such Person under (i) capital leases of real property and (ii) any synthetic lease of real property, any tax retention operating lease of real property, and any off-balance sheet loan or similar off-balance sheet financing product of such Person where, in each case, such transaction relates to real property and is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with generally accepted accounting principles,
     (g) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (h) all preferred stock issued by such Person after the date of the Third Amendment and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date. The Liabilities of any Person shall include the Liabilities of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

               "Third Amendment" means the Third Amendment to
     Second Amended and Restated Loan Agreement dated as of March
     31, 2000 (the "Third Amendment") among Lenders, Agent and
     Borrower.

               "Unsecured Liabilities" means all Liabilities to the extent not secured by Lien on any property of Borrower or any Consolidated subsidiary.

     3.   Amendments to Other Provisions of Loan Agreement.

          a.   The second sentence of Section 7.12 of the Loan
     Agreement is amended and restated to read as follows:

     As used in this Section, "Total Indebtedness" means, with respect to any fiscal quarter, the sum of (a) all Indebtedness of Borrower and the Consolidated Subsidiaries as of the end of such fiscal quarter; plus (b) Borrower's Pro Rata Share of all the Indebtedness of each of the Unconsolidated Subsidiaries and of the end of such fiscal quarter; less (c) the consolidated accounts payable and consolidated accrued liabilities of Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter.

          b. The following is added as a new Section 7.23 to the Loan Agreement.

               Section 7.23 Accounts Payable and Accruals. Borrower shall, at all times during each Applicable Measurement Period, cause the sum of the consolidated accounts payable plus the consolidated accrued liabilities of Borrower and its Consolidated Subsidiaries to be less than or equal to 7.5% of the consolidated total assets of Borrower and its Consolidated Subsidiaries.

     4. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, this Third Amendment shall not become effective until each of the following conditions is fully and simultaneously satisfied:

          (a)  Delivery of Amendment.  Borrower, Agent and each
Lender shall have executed and delivered counterparts of this Third Amendment to Agent.

          (b) Consent of Guarantors. Shurgard Texas Limited Partnership, a Washington limited partnership, Shurgard Evergreen Limited Partnership, a Delaware limited partnership, and SSC Evergreen, Inc., a Delaware corporation, shall have executed the Guarantor's Consents attached hereto.

     5. Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent that each of the representations and warranties set forth in Article 6 of the Loan Agreement is true and correct in each case as if made on and as of the date of this Third Amendment and Borrower expressly agrees that it shall be an additional Event of Default under the Loan Agreement if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

     6. No Further Amendment. Except as expressly modified by this Third Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and, as modified hereby, shall remain in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Agent and Lenders on request for all reasonable expenses, including legal fees, actually incurred by Agent or such Lender in connection with the preparation of this Third Amendment, the other amendment documents in connection with this Third Amendment ("Amendment Documents"), and the closing of the transactions contemplated hereby and thereby.

     7.   Miscellaneous.

          (a) Entire Agreement. This Third Amendment and the other Amendment Documents comprise the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

          (b) Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Third Amendment.

          (c) Governing Law. This Third Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington.

          (d)  Oral Agreements Not Enforceable.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,
     EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT
     OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                              BORROWER:

                              SHURGARD STORAGE CENTERS, INC.


                              By /s/ Harrell Beck
                              Its Chief Financial Officer
                              Address:  1155 Valley Street
                                        Suite 400
                                        Seattle, WA   98109-4426
                                        Attn:  Chris McKay
                              Telephone:(206) 652-3854
                              Telefax:  (206) 652-3710

                              LENDERS:

                              BANK OF AMERICA, N.A.


                              By /s/ William P. Stivers
                              Its Vice President

                              Address:  Bank of America Tower
                                        701 Fifth Avenue, Floor 12
                                        WA1-102-12-07
                                        Seattle, WA  98104
                                        Attn:  William P. Stivers
                                        Commercial Banking Division
                              Telephone:(206) 358-8582
                              Telefax:  (206) 585-1794

                              BANK ONE, NA


                              By /s/ Timothy J. Carew
                              Its First Vice President

                              Address:  Bank One NA
                                        1 Bank One Plaza
                                        Chicago, IL 60670
                                        Attn:  Timothy Carew
                              Telephone:(312) 732-5419
                              Telefax:  (312) 732-1117


                              KEYBANK NATIONAL ASSOCIATION


                              By /s/ Mary K. Young
                              Its Assistant Vice President

                              Address:  700 Fifth Avenue, Floor 46
                                        Seattle, WA 98104
                                        Attn:  Mary K. Young
                              Telephone:(206) 684-6085
                              Telefax:  (206) 684-6035


                              U.S. BANK NATIONAL ASSOCIATION


                              By /s/ Miles Silverthorn
                              Its Vice President

                              Address:  1420 Fifth Avenue,
                                        Floor 11, WWH733
                                        Seattle, WA  98101
                                        Attn:  Miles Silverthorn
                              Telephone:(206) 344-4278
                              Telefax:  (206) 344-2332

                              LASALLE BANK NATIONAL ASSOCIATION


                              By /s/ Klay Schmeisser
                              Its Assistant Vice President
                              Address:  135 South LaSalle Street
                                        Suite 1225
                                        Chicago, Illinois 60603
                                        Attn:  Klay Schmeisser

                              Telephone:(312) 904-0647
                              Telefax:  (312) 904-6991


                              THE BANK OF NOVA SCOTIA


                              By /s/ Patrik Norris
                              Its Director

                              Address:  888 S.W. 5th Avenue, Suite 750
                                        Portland, OR 97204-2078
                                        Attn:  Patrik Norris
                              Telephone:(503) 222-3148
                              Telefax:  (503) 222-5502


                              AGENT:

                              BANK OF AMERICA, N.A.


                              By /s/ Dora Brown
                              Its Vice President

                              Address:  Bank of America Tower
                                        701 Fifth Ave., Floor 16
                                        WA1-102-16-20
                                        Seattle, WA  98104-7001
                                        Attn:  Dora A. Brown
                                        Agency Management Services
                              Telephone:(206) 358-0101
                              Telefax:  (206) 358-0971

                       GUARANTOR'S CONSENT

     Shurgard Texas Limited Partnership, a Washington limited partnership (the "Guarantor"), is a guarantor of the indebtedness, liabilities and obligations of Shurgard Storage Centers, Inc., a Washington corporation (the "Borrower"), under the Second Amended and Restated Loan Agreement referred to in the within and foregoing Third Amendment to Second Amended and Restated Loan Agreement (the "Third Amendment") and the other Loan Documents described in the Loan Agreement. The Guarantor hereby acknowledges that it has received a copy of the Third Amendment and hereby consents to its contents, including all prior and current amendments to the Loan Agreement, and the other Loan Documents described therein (notwithstanding that such consent is not required). The Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower under the Loan Documents shall include the obligations of Borrower under the Loan Documents as amended by the Third Amendment.

DATED: March 31, 2000

GUARANTOR:               SHURGARD TEXAS LIMITED PARTNERSHIP,

                                                  By:  Shurgard
                              Storage Centers, Inc., its General
                              Partner


                              By /s/ Harrell Beck
                                Its Senior Vice President


                       GUARANTOR'S CONSENT

     Shurgard Evergreen Limited Partnership, a Delaware limited partnership (the "Guarantor"), is a guarantor of the indebtedness, liabilities and obligations of Shurgard Storage Centers, Inc., a Washington corporation (the "Borrower"), under the Second Amended and Restated Loan Agreement referred to in the within and foregoing Third Amendment to Second Amended and Restated Loan Agreement (the "Third Amendment") and the other Loan Documents described in the Loan Agreement. The Guarantor hereby acknowledges that it has received a copy of the Third Amendment and hereby consents to its contents, including all prior and current amendments to the Loan Agreement, and the other Loan Documents described therein (notwithstanding that such consent is not required). The Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower under the Loan Documents shall include the obligations of under the Loan Documents as amended by the Third Amendment.

DATED:  March 31, 2000

GUARANTOR:               SHURGARD EVERGREEN LIMITED PARTNERSHIP,

                                                  By:  Shurgard
                              Storage Centers, Inc., its General
                              Partner


                              By /s/ Harrell Beck
                                Its Senior Vice President


                       GUARANTOR'S CONSENT

     SSC Evergreen, Inc., a Delaware corporation (the "Guarantor"), is a guarantor of the indebtedness, liabilities and obligations of Shurgard Storage Centers, Inc., a Washington corporation (the "Borrower"), under the Second Amended and Restated Loan Agreement referred to in the within and foregoing Third Amendment to Second Amended and Restated Loan Agreement (the "Third Amendment") and the other Loan Documents described in the Loan Agreement. The Guarantor hereby acknowledges that it has received a copy of the Third Amendment and hereby consents to its contents, including all prior and current amendments to the Loan Agreement, and the other Loan Documents described therein (notwithstanding that such consent is not required). The Guarantor hereby confirms that its guarantee of the obligations of Borrower remains in full force and effect, and that the obligations of Borrower under the Loan Documents shall include the obligations of Borrower under the Loan Documents as amended by the Third Amendment.

DATED:  March 31, 2000

GUARANTOR:                    SSC EVERGREEN, INC.


                              By /s/ Harrell Beck
                                Its Senior Vice President


                           SCHEDULE 6
              (to Third Amendment to Second Amended
                  and Restated Loan Agreement)

         OBLIGATIONS EXCLUDED FROM DEDUCTED LIABILITIES

1. Borrower's obligation as guarantor of the obligations now or hereafter owing by Resco Self-Storage, LLC under that certain Loan Agreement dated as of January 27, 1998 among Resco Self-Storage, LLC, as Borrower, Bank of America, N.A., Keybank National Association, U.S. Bank National Association and LaSalle Bank National Association in the amount of $30,000,000

2. Borrower's obligations with respect to the Debt now or hereafter owing by the Joint Venture or the Second Joint
     Venture whether as general partner, guarantor or otherwise.

3. Borrower's obligations with respect to the Debt now or hereafter owing by the various Mikkelson entities or Freeman entities identified in the Quarterly Compliance Certificate dated December 31, 1999 and any other entities that may be formed from time to time hereafter pursuant to the existing joint venture agreements between Borrower and Mikkelson or between Borrower and Freeman as such joint venture agreements may be amended from time to time.